Exhibit 10.7 SEAGEN INC. STOCK UNIT GRANT NOTICE FOR NON-US PARTICIPANTS (AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN) Seagen Inc. (the “Company”), pursuant to its Amended and Restated 2007 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Stock Unit Award for the number of stock units set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Stock Unit Agreement (including any special terms and conditions for Participant’s country set forth in the attached appendix (the “Appendix”)), both of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Stock Unit Agreement, as applicable. Except as otherwise explicitly provided herein, in the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control. Participant: %%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-% Date of Grant: %%OPTION_DATE,'MM/DD/YYYY'%-% Vesting Commencement Date: %%VEST_BASE_DATE,'MM/DD/YYYY'%-% Number of Stock Units Subject to Award: %%TOTAL_SHARES_GRANTED,'999,999,999'%-% Vesting Schedule: Subject to Section 2 of the Stock Unit Agreement, the Award shall vest on the below vesting date(s). Notwithstanding the following, vesting shall terminate upon the Participant’s Termination of Employment. %%VEST_DATE_PERIOD1,'MM/DD/YYYY'%-% %%SHARES_PERIOD1%-% %%VEST_DATE_PERIOD2,'MM/DD/YYYY'%-% %%SHARES_PERIOD2%-% %%VEST_DATE_PERIOD3,'MM/DD/YYYY'%-% %%SHARES_PERIOD3%-% %%VEST_DATE_PERIOD4,'MM/DD/YYYY'%-% %%SHARES_PERIOD4%-% Consideration: Participant’s services Issuance Schedule: The Shares to be issued in respect of the Award will be issued in accordance with the issuance schedule set forth in Section 7 of the Stock Unit Agreement. Sell to Cover Election: By accepting this Award, Participant hereby: (1) elects, effective on the date Participant accepts this Award, to sell Shares issued in respect of the Award in an amount determined in accordance with Section 12(c) of the Stock Unit Agreement, and to allow the Agent to remit the cash proceeds of such sale to the Company as more specifically set forth in Section 12(c) of the Stock Unit Agreement (a “Sell to Cover”); (2) directs the Company to make a cash payment to satisfy the Withholding Obligation from the cash proceeds of such sale directly to the appropriate taxing authorities; and (3) represents and warrants that (i) Participant has carefully reviewed Section 12(c) of the Stock Unit Agreement, (ii) on the date Participant accepts this Award he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Agent pursuant to the Stock Unit Agreement, and is entering into the Stock Unit Agreement and this election to Sell to Cover in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company's securities on the basis of material nonpublic information) under the Exchange Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws), and (iii) it is Participant’s intent that this election to Sell to Cover and Section 12(c) of the Stock Unit Agreement comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws) and be interpreted to comply with the requirements of Rule 10b5- 1(c) under the Exchange Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws). Participant further acknowledges that by accepting this Award, Participant is adopting a 10b5-1 Plan (as defined in Section 12(c) of the Stock Unit Agreement) to permit Participant to conduct a Sell to Cover sufficient to satisfy the Withholding Obligation as more specifically set forth in Section 12(c) of the Stock Unit Agreement. Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Stock Unit Grant Notice, the Stock Unit Agreement (including the provisions of Section 12(c) thereof with respect to the Sell to Cover and the Appendix) and the Plan. Participant also acknowledges receipt of the Prospectus for the Plan. Participant further acknowledges that as of the Date of Grant, this Stock Unit Grant Notice, the Stock Unit Agreement (including the Appendix) and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on that subject, with the exception of any arrangement that would provide for vesting acceleration of the Award upon the terms and conditions set forth therein. Participant’s electronic acceptance shall signify Participant’s execution of this Stock Unit Grant Notice and understanding that this Award is granted and governed under the terms and conditions set forth herein. SEAGEN INC. Clay B. Siegall, Ph.D. President & CEO **PLEASE PRINT AND RETAIN THIS AGREEMENT FOR YOUR RECORDS**

1. SEAGEN INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN STOCK UNIT AGREEMENT FOR NON-US PARTICIPANTS Pursuant to the Stock Unit Grant Notice (“Grant Notice”) and this Stock Unit Agreement, including any special terms and conditions for your country set forth in the appendix attached hereto (this “Agreement”), Seagen Inc. (the “Company”) has awarded you a Stock Unit Award (the “Award”) under its Amended and Restated 2007 Equity Incentive Plan (the “Plan”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. This Agreement shall be deemed to be agreed to by the Company and you upon your execution of the Stock Unit Grant Notice to which it is attached. Capitalized terms not explicitly defined in this Agreement shall have the same meanings given to them in the Plan or the Grant Notice, as applicable. Except as otherwise explicitly provided herein, in the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan shall control. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows. 1. GRANT OF THE AWARD. This Award represents the right to be issued on a future date the number of Shares that is equal to the number of stock units indicated in the Grant Notice (the “Stock Units”). As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Stock Units subject to the Award. This Award is granted in consideration of your services to the Company or an Affiliate. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than future services to the Company) with respect to your receipt of the Award, the vesting of the Stock Units or the delivery of the Shares to be issued in respect of the Award. 2. VESTING. (a) Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that you have not incurred a Termination of Employment before the vesting date set forth in the Grant Notice. Upon your Termination of Employment, the Stock Units credited to the Account that are not vested on the date of such Termination of Employment will be forfeited at no cost to the Company and you will have no further right, title or interest in the Stock Units or the Shares to be issued in respect of the Award. (b) By accepting the grant of this Award, you acknowledge and agree that the terms set forth in this Section 2 supersede any contrary terms regarding the vesting of this Award set forth in any notice or other communication that you receive from, or that is displayed by, E*TRADE or other third party designated by the Company. (c) For purposes of your Award, your Termination of Employment will be considered to be (regardless of the reason of termination, whether or not later found to be invalid or in breach of employment or other laws or rules in the jurisdiction where you are providing services or the terms of your employment or service agreement, if any) effective as of the date that

2. you cease to actively provide services to the Company or any Affiliate and will not be extended by any notice period (e.g., employment or service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where you are employed or providing services or the terms of your employment or service agreement, if any). The Administrator shall have exclusive discretion to determine when you are no longer actively employed or providing services for purposes of the Plan (including whether you still may be considered to be providing services while on a leave of absence). Notwithstanding the foregoing or anything in this Agreement to the contrary, in the event of your Termination of Employment as a result of your death or Disability, the vesting of your Award shall accelerate such that your Award shall become vested as to an additional twelve (12) months, effective as of the date of such Termination of Employment, to the extent that your Award is outstanding on such date. 3. FORFEITURE OF AWARD NOT TIMELY ACCEPTED. The Award is conditioned upon your electronic acceptance of the Award, as set forth in the Grant Notice. Notwithstanding the foregoing or anything in this Agreement to the contrary, if you fail to accept the Award prior to the vesting dates set forth in the Grant Notice, the portion of the Award that otherwise would have vested on each such date will be forfeited at no cost to the Company, and you will have no further right, title or interest in such portion. In the event of your Termination of Employment as a result of your death or Disability prior to acceptance of the Award, the Company will deem the Award as being accepted. 4. NUMBER OF SHARES. (a) The number of Stock Units subject to your Award may be adjusted from time to time for changes in capitalization, as provided in Section 13 of the Plan. (b) Any additional Stock Units that become subject to the Award pursuant to this Section 4 shall be subject, in a manner determined by the Administrator, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Stock Units covered by your Award. (c) Notwithstanding the provisions of this Section 4, no fractional Shares or rights for fractional Shares shall be created pursuant to this Section 4. The Administrator shall, in its discretion, determine an equivalent benefit for any fractional Shares or fractional Shares that might be created by the adjustments referred to in this Section 4. 5. SECURITIES LAW COMPLIANCE. You may not be issued any Shares in respect of your Award unless either (i) such Shares are registered under the Securities Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws); or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws). Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations. You represent and warrant that you (a) have been furnished with a copy of the prospectus for the Plan and all

3. information deemed necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company. 6. TRANSFER RESTRICTIONS. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the Shares subject to the Award until such Shares are issued to you in accordance with Section 7 of this Agreement. After such Shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such Shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. 7. DATE OF ISSUANCE. (a) If the Award is exempt from application of Section 409A of the Code and any state law of similar effect (collectively “Section 409A”), then, subject to Section 12, the Company will deliver to you a number of Shares equal to the number of vested Stock Units subject to your Award, including any additional Stock Units received pursuant to Section 4 above that relate to those vested Stock Units on or within 60 days following the applicable vesting date (the “Original Issuance Date”). However, if the Original Issuance Date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. Notwithstanding the foregoing, if (i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy or policies on trading in Company securities or (2) on a date when you are otherwise permitted to sell Shares on the open market; and (ii) the Company elects, prior to the Original Issuance Date, (x) not to satisfy the Withholding Obligation (as defined in Section 12(b) hereof) by withholding Shares from the Shares otherwise due, on the Original Issuance Date, to you under this Award pursuant to Section 12 hereof, (y) not to permit you to then effect a Sell to Cover under the 10b5-1 Plan (as defined in Section 12(c) of this Agreement), and (z) not to permit you to satisfy the Withholding Obligation in cash, then such Shares shall not be delivered on such Original Issuance Date and shall instead be delivered on the first business day of the next occurring open window period applicable to you or the next business day when you are not prohibited from selling Shares on the open market, as applicable (and regardless of whether there has been a Termination of Employment before such time), but in no event later than the 15th day of the third calendar month of the calendar year following the calendar year in which the Stock Units vest. Delivery of the Shares pursuant to the provisions of this Section 7(a) is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner. The form of such delivery of the Shares (e.g., a stock certificate or electronic entry evidencing such Shares) shall be determined by the Company. (b) The provisions of this Section 7(b) are intended to apply if the Award is subject to Section 409A because of the terms of a severance arrangement or other agreement between you and the Company, if any, that provide for acceleration of vesting of the Award upon your separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code

4. (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4) or 1.409A-1(b)(9) (“Non-Exempt Severance Arrangement”). If the Award is subject to and not exempt from application of Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions in this Section 7(b) shall supersede anything to the contrary in Section 7(a). (i) If the Award vests in the ordinary course before your Termination of Employment in accordance with the vesting schedule set forth in the Grant Notice, without accelerating vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the Shares to be issued in respect of your Award be issued any later than December 31st of the calendar year that includes the applicable vesting date. (ii) If vesting of the Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with your Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Award and, therefore, are part of the terms of the Award as of the date of grant, then the Shares will be earlier issued in respect of your Award upon your Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of your Separation from Service. However, if at the time the Shares would otherwise be issued you are subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such Shares shall instead be issued on the date that is six months following the date of your Separation from Service, or, if earlier, the date of your death that occurs within such six-month period. (iii) If either (A) vesting of the Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with your Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Award and, therefore, are not a part of the terms of the Award on the date of grant, or (B) vesting accelerates pursuant to Section (a) or Section 13 of the Plan, then such acceleration of vesting of the Award shall not accelerate the issuance date of the Shares (or any substitute property), but such Shares (or substitute property) shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course before your Termination of Employment, notwithstanding the vesting acceleration of the Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4). (c) Notwithstanding anything to the contrary set forth herein, the Company explicitly reserves the right to earlier issue the Shares in respect of the Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix). (d) The provisions in this Agreement for delivery of the Shares in respect of the Award are intended either to comply with the requirements of Section 409A or to provide a basis for exemption from such requirements so that the vesting or delivery of such Shares will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

5. (e) The Administrator may modify the terms of this Agreement and/or the Plan without your consent, in the manner that the Administrator may determine to be necessary or advisable in order to comply with Code Section 409A or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Code Section 409A if compliance is not practical. This Section 7(e) does not create an obligation on the part of the Company to modify the terms of this Agreement or the Plan and does not guarantee that this Award or the delivery of Shares upon settlement of the Award will not be subject to taxes, interest and penalties or any other adverse tax consequences under Code Section 409A. Nothing in this Agreement shall provide a basis for any person to take any action against the Company or any of its Subsidiaries or Affiliates based on matters covered by Code Section 409A, including the tax treatment of any amounts paid under this Agreement, and neither the Company nor any of its Subsidiaries or Affiliates will have any liability under any circumstances to the Participant or any other party if the Award, the delivery of Shares upon vesting/settlement of the Award or other payment or tax event hereunder that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Administrator with respect thereto. 8. DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a change in capitalization as provided in Section 13 of the Plan; provided, however, that this sentence shall not apply with respect to any Shares that are delivered to you in connection with your Award after such Shares have been delivered to you. 9. RESTRICTIVE LEGENDS. The Shares issued in respect of your Award shall be endorsed with appropriate legends determined by the Company. 10. AWARD NOT A SERVICE CONTRACT. (a) Nothing in this Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule set forth in Section 2 herein or the issuance of the Shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company or an Affiliate of the right to terminate your employment without regard to any future vesting opportunity that you may have. (b) By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the schedule set forth in Section 2 is earned only by continuing as an employee, director or consultant of the Company or Affiliate, as applicable (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in

6. your Termination of Employment, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your service at any time, with or without cause and with or without notice. 11. NATURE OF AWARD. In accepting your Award, you acknowledge, understand and agree that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan; (b) the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Awards (whether on the same or different terms), or benefits in lieu of an Award, even if an Award has been granted in the past; (c) all decisions with respect to future awards of Stock Units or other grants, if any, will be at the sole discretion of the Company; (d) you are voluntarily participating in the Plan; (e) the Award and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation; (f) the future value of the Shares underlying the Award is unknown, indeterminable and cannot be predicted with certainty; (g) no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from your Termination of Employment (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or rendering services or the terms of your employment agreement, if any); (h) unless otherwise provided herein, in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; (i) unless otherwise agreed with the Company, the Award and the Shares subject to the Award, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate;

7. (j) if the Award vests and you are issued Shares, the value of such Shares may increase or decrease in value following the date the Shares are issued; even below the Fair Market Value on the date the Award is granted to you; (k) the Award and the Shares subject to the Award, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of- service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments; and (l) the Award and the Shares subject to the Award, and the income and value of same, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any benefit plan sponsored by the Company, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s benefit plans. 12. TAX OBLIGATIONS. (a) By accepting this Award, you acknowledge that, regardless of any action taken by the Company or any Affiliate the ultimate liability for any and all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company or its Affiliates, if any. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or its Affiliates may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. (b) On or before the time you receive a distribution of Shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Shares issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy any and all Tax-Related Items (the “Withholding Obligation”). (c) By accepting this Award, you hereby (i) acknowledge and agree that you have elected a Sell to Cover (as defined in the Grant Notice) to permit you to satisfy the Withholding Obligation and that the Withholding Obligation shall be satisfied pursuant to this Section 12(c) to the fullest extent not otherwise satisfied pursuant to the provisions of Section 12(d) hereof and (ii) further acknowledge and agree to the following provisions: (i) You hereby irrevocably appoint E*TRADE, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as your agent (the “Agent”), and you authorize and direct the Agent to: (1) Sell on the open market at the then prevailing market price(s), on your behalf, as soon as practicable on or after the date on which the Shares are delivered to you pursuant to Section 7 hereof in connection with the vesting of the Stock Units,

8. the number (rounded up to the next whole number) of Shares sufficient to generate proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the vesting of those Stock Units and the related issuance of Shares to you that is not otherwise satisfied pursuant to Section 12(d) hereof and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto; (2) Remit directly to the Company and/or any Affiliate the proceeds necessary to satisfy the Withholding Obligation; (3) Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the Shares referred to in clause (1) above; and (4) Remit any remaining funds to you. (ii) You acknowledge that your election to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 12(c) to sell Shares to satisfy the Withholding Obligation is intended to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws) and to be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws) (your election to Sell to Cover and the provisions of this Section 12(c), collectively, the “10b5-1 Plan”). You acknowledge that by accepting this Award, you are adopting the 10b5-1 Plan to permit you to satisfy the Withholding Obligation. You hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to Section 12(c)(i) to satisfy your obligations hereunder. (iii) You acknowledge that the Agent is under no obligation to arrange for the sale of Shares at any particular price under this 10b5-1 Plan and that the Agent may effect sales as provided in this 10b5-1 Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to your account. You further acknowledge that you will be responsible for all brokerage fees and other costs of sale associated with this 10b5-1 Plan, and you agree to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. In addition, you acknowledge that it may not be possible to sell Shares as provided for in this 10b5-1 Plan due to (i) a legal or contractual restriction applicable to you or the Agent, (ii) a market disruption, (iii) a sale effected pursuant to this 10b5-1 Plan that would not comply (or in the reasonable opinion of the Agent’s counsel is likely not to comply) with the Securities Act (or other applicable securities laws in the case of Participants not subject to U.S. securities laws), (iv) the Company’s determination that sales may not be effected under this 10b5-1 Plan or (v) rules governing order execution priority on the national exchange where the Shares may be traded. In the event of the Agent’s inability to sell Shares, you will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in Section 12(c)(i)(1) above.

9. (iv) You acknowledge that regardless of any other term or condition of this 10b5-1 Plan, the Agent will not be liable to you for (A) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (B) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control. (v) You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this 10b5-1 Plan. The Agent is a third-party beneficiary of this Section 12(c) and the terms of this 10b5-1 Plan. (vi) Your election to Sell to Cover and to enter into this 10b5-1 Plan is irrevocable. Upon acceptance of the Award, you have elected to Sell to Cover and to enter into this 10b5-1 Plan, and you acknowledge that you may not change this election at any time in the future. This 10b5-1 Plan shall terminate not later than the date on which the Withholding Obligation arising from the vesting of your Stock Units and the related issuance of Shares has been satisfied. (d) Alternatively, or in addition to or in combination with the Sell to Cover provided for under Section 12(c), you authorize the Company, at its discretion, to satisfy the Withholding Obligation by the following means (or by a combination of the following means): (i) Requiring you to pay to the Company any portion of the Withholding Obligation in cash; (ii) Withholding from any compensation otherwise payable to you by the Company; and/or (iii) Withholding Shares from the Shares issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date Shares are issued pursuant to Section 7) equal to the amount of the Withholding Obligation. (e) Unless the Withholding Obligation of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Shares. (f) In the event the Withholding Obligation of the Company arises prior to the delivery to you of Shares or it is determined after the delivery of Shares to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount. 13. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the consequences of accepting this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

10. 14. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to you pursuant to Section 7 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person. 15. OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy on trading in Company securities permitting employees to sell Shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time. 16. NOTICES; ELECTRONIC DELIVERY AND ACCEPTANCE. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company, the Agent or another third party designated by the Company and agree notice shall be provided upon posting to your electronic account held by the Company, the Agent or another third party designated by the Company. You hereby acknowledge that delivery, execution and acceptance of this or any other such documents by electronic means constitutes valid and effective delivery, execution and acceptance and shall be legally effective to create a valid and binding agreement. 17. CLAWBACK/RECOUPMENT. The Award will be subject to recoupment, rescission, payback, cancelation or other action, in each case, in accordance with (i) any clawback policy adopted by the Company (whether such policy is adopted on or after the date of this Agreement or required under applicable law) providing for the recovery of Awards, Shares, proceeds, or payments to you in the event of fraud or as required by applicable law or governance considerations or in other similar circumstances and (ii) any such other clawback, recovery or recoupment provisions set forth in an individual written agreement between you and the Company. No recovery of compensation under such a clawback policy will be an event giving rise to your right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, the Company. 18. MISCELLANEOUS. (a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and

11. agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award. (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award. (d) You acknowledge and agree that the Company shall not be liable for any exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of your Award or of any amounts due to you pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement. (e) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. (f) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company. 19. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control. 20. ENTIRE AGREEMENT. The Plan, this Agreement and the Grant Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, with the exception of any arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein. 21. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid. 22. DATA PRIVACY. To participate in the Plan, you will need to review the information provided in this Section and, where applicable, declare your consent to the processing of personal data by the Company and third parties noted below.

12. (a) EEA+ Controller and Representative. If you are based in the European Union (“EU”), the European Economic Area, Switzerland or, if and when the United Kingdom leaves the European Union, the United Kingdom (collectively “EEA+”), you should note that the Company, with its registered address at 21823 30th Drive SE Bothell, Washington 98021, United States of America, is the controller responsible for the processing of your personal data in connection with the Agreement and the Plan. The Company’s representative in the EU is Seagen Netherlands B.V., located at Evert van de Beekstraat 1, -140 1118CL Schiphol, Netherlands with office phone: +31 207 99 15 60. (b) Data Collection and Usage. In connection with the administration of the Plan, the Company collects, processes, uses and transfers certain personally-identifiable information about you, which may include your name, home address and telephone number, email address, date of birth, social insurance, passport number or other identification number, salary, nationality, job title, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, settled, vested, unvested or outstanding in your favor and additional similar or related data, which the Company receives from you or the entity that employs you (“Personal Data”). Specifically, the Company collects, processes and uses Personal Data for the purposes of performing its contractual obligations under this Agreement, implementing, administering and managing your participation in the Plan and facilitating compliance with applicable tax and securities law. If you are based in the EEA+, the legal basis, where required, for the processing of Personal Data by the Company is the necessity for the Company to (i) perform its contractual obligations under this Agreement, (ii) comply with legal obligations established in the EEA+, and/or (iii) pursue the legitimate interest of complying with legal obligations established outside of the EEA+. If you are based outside of the EEA+, the legal basis, where required, for the processing of Data by the Company is your consent, as further described in (h) below. (c) Stock Plan Administration Service Providers. The Company transfers Personal Data to E*TRADE Corporate Financial Services, Inc., and E*TRADE Securities LLC (collectively, “E*TRADE”) and certain of its affiliated companies and successors (the “Stock Plan Provider”), an independent service provider, which assists the Company with the implementation, administration and management of the Plan, including providing ancillary services related to stock plan administration. The Company may select a different service provider or additional service providers and share Personal Data with such other provider serving in a similar manner. The processing of Personal Data will take place through both electronic and non-electronic means. Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering and operating the Plan, including providing ancillary services related to stock plan administration. You may be asked to agree on separate terms and data processing practices with the Stock Plan Provider, with such agreement being a condition to the ability to participate in the Plan. (d) International Data Transfers. The Company and the Stock Plan Provider are based in the United States. The country where you live may have different data privacy laws and protections than the United States. In particular, the United States does not have the same

13. level of protections for personal data as countries in the EEA+. The European Commission requires U.S. companies to protect personal data leaving the EEA+ by implementing safeguards such as the Standard Contractual Clauses adopted by the EU Commission. If you are based in the EEA+, Personal Data will be transferred from the EEA+ to the Company and onward from the Company to the Stock Plan Provider, or if applicable, another service provider, based on the EU Standard Contractual Clauses. You may request a copy of the Standard Contractual Clauses by contacting dataprotection@seagen.com. If you are based in a jurisdiction outside of the EEA+, Personal Data will be transferred from your jurisdiction to the Company and onward from the Company to the Stock Plan Provider, or if applicable, another service provider based on your consent, as further described in (h) below. (e) Data Retention. The Company will use Personal Data only as long as necessary to implement, administer and manage your participation in the Plan, or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs Personal Data for any of these purposes, the Company will remove it from its systems. (f) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and you are providing the consents herein on a purely voluntary basis. You may withdraw your consent at any time, with future effect and for any or no reason. If you do not consent, or if you later seek to withdraw your consent, your salary from or employment or service relationship with your employer will not be affected. The only consequence of denying or withdrawing consent is that the Company would not be able to grant Awards to you under the Plan or administer or maintain your participation in the Plan. If you withdraw your consent, the Company will stop processing your Personal Data for the purposes stated in Section (b) above unless to the extent necessary to comply with tax or other legal obligations in connection with Awards granted before you withdrew your consent. (g) Data Subject Rights. You may have a number of rights under data privacy laws in your jurisdiction. Subject to the conditions set out in the applicable law and depending on where you are based, such rights may include the right to (i) request access to, or copies of, Personal Data processed by the Company, (ii) rectification of incorrect Personal Data, (iii) deletion of Personal Data, (iv) restrict the processing of Personal Data, (v) object to the processing of Personal Data for legitimate interests, (vi) portability of Personal Data, (vii) lodge complaints with competent authorities in your jurisdiction, and/or to (viii) receive a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding these rights or to exercise these rights, you can contact dataprotection@seagen.com. (h) Necessary Disclosure of Personal Data. You understand that providing the Company with Personal Data is necessary for the performance of this Agreement and that your refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and would affect your ability to participate in the Plan. (i) Declaration of Consent (if you are outside the EEA+). By clicking on the “I accept” button on the Acknowledge Grant screen on the stock plan administration site, you

14. are declaring that you unambiguously consent to the collection, use and transfer, in electronic or other form, of your Personal Data, as described above and in any other grant materials, by and among, as applicable, the entity that employs you, the Company, any Affiliate and any service provider involved in stock plan administration, including but not limited to the Stock Plan Provider, for the exclusive purpose of implementing, administering and managing your participation in the Plan, including providing ancillary services related to stock plan administration. You understand that you may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Seagen Inc. Director of Privacy Law. If you do not consent or later seek to revoke your consent, your employment status or service with the entity that employs you will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Award or any other equity award to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing consent will affect your ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, you should contact the Company’s Stock Plan Administrator. 23. INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS. You acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws, which may affect your ability to acquire or sell the Shares or rights to the Shares under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter. 24. FOREIGN ASSET/ACCOUNT AND TAX REPORTING, EXCHANGE CONTROLS. Your country may have certain foreign asset, account and/or tax reporting requirements and exchange controls which may affect your ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside your country. You understand that you may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. In addition, you may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. You acknowledge that you are responsible for complying with all such requirements, and that you should consult personal legal and tax advisors, as applicable, to ensure compliance. 25. WAIVER. You acknowledge that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement. 26. LANGUAGE. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement, or any other document related to this Award and/or the Plan translated into a language other than

15. English and if the meaning of the translated version is different than the English version, the English version will control. 27. APPENDIX. Notwithstanding any provisions in this Agreement to the contrary, your Award shall be subject to the special terms and conditions for your country set forth in the Appendix. Moreover, if you transfer residence and/or employment to another country reflected in the Appendix, the terms and conditions for such country will apply to you to the extent the Company determines in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement. 28. GOVERNING LAW/VENUE. The interpretation, performance and enforcement of this Agreement will be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules. For purposes of any action, lawsuit or other proceedings brought due to your participation in the Plan, relating to it, or arising from it, you hereby submit to and consent to the sole and exclusive jurisdiction of the United States District Court for the Southern District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in a New York state court in the County of New York), and no other courts, where this Award is granted and/or to be performed. 29. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. 30. AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Administrator by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment materially adversely affecting your rights hereunder may be made without your written consent, except as otherwise provided in the Plan. Without limiting the foregoing, the Administrator reserves the right to change, by written notice to you and without your prior written consent, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant to facilitate compliance with applicable laws or regulations or any future law, regulation, ruling, or judicial decision.

16. SEAGEN INC. APPENDIX TO STOCK UNIT AGREEMENT FOR NON-US PARTICIPANTS Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or in the Agreement. Terms and Conditions This Appendix includes additional terms and conditions that govern this Award if you reside and/or work in one of the countries listed below. If you are a citizen or resident of a country other than the one in which the you are currently residing and/or working, transfer employment and/or residency to another country after the Award is granted, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions herein will apply to you. Notifications This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that you acquire Shares or sell Shares acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of any particular result. Accordingly, you acknowledge that you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, you acknowledge that if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer employment and/or residency to another country after the Award is granted, or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you.

17. AUSTRIA Notifications Exchange Control Information. If you hold securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, you may be subject to reporting obligations to the Austrian National Bank. If the value of the Shares meets or exceeds a certain threshold, you must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. In all other cases, an annual reporting obligation applies and the report has to be filed as of December 31 on or before January 31 of the following year using the form P2. Where the cash amount held outside of Austria meets or exceeds a certain threshold, monthly reporting obligations apply as explained in the next paragraph. In connection with the sale of Shares, or receipt any cash dividends, you may have exchange control obligations if you hold the cash proceeds outside of Austria. If the transaction volume of all of your accounts abroad meets or exceeds a certain threshold, you must report to the Austrian National Bank the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen). BELGIUM Notifications Foreign Asset / Account Reporting. Belgian residents are required to report any security (e.g., Shares acquired under the Plan) or bank account established outside of Belgium on their annual tax return. In a separate report, Belgian residents are also required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium. Belgian residents should consult with their personal tax advisors to determine their personal reporting obligations. Annual Securities Accounts Tax. If the value of securities held in a Belgian or foreign securities account exceeds €1 million, a new “annual securities account tax” applies. Belgian residents should consult with their personal tax advisor regarding the new tax. CANADA Terms and Conditions Settlement of Restricted Stock Units. Notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, Restricted Stock Units will be settled in shares of Common Stock only, not cash.

18. IMPORTANT ACKNOWLEDGMENT. In accepting this Award, you acknowledge that you have received a copy of the Plan and the Agreement and reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement. YOU FURTHER SPECIFICALLY ACKNOWLEDGE THAT YOU HAVE READ AND EXPRESSLY ACCEPT SECTION 2 (VESTING) OF THIS AGREEMENT, AS AMENDED BY THE FOLLOWING APPENDIX PROVISION: Termination of Employment. This provision replaces Section 2(c) of the Agreement: For purposes of the Stock Unit Award, and notwithstanding anything to the contrary in the Agreement or the Plan, you will be deemed to experience a Termination of Employment (and your right to vest in the Restricted Stock Units and receive shares of Common Stock under the Plan, if any, will terminate effective as of) the date that is the earlier of: (1) the date you cease to be an Employee or Consultant; (2) the date on which you receive written notice of termination; or (3) the date you are no longer actively providing services to the Company or any other Affiliate (except where such inactive service results from a leave of absence that is required to be provided to you under Applicable Law), and in each case: (i) regardless of the reason of such cessation or termination; and (ii) whether or not such cessation or termination is (or is later found to be) unlawful, or invalid, or in breach of Applicable Laws (including, but not limited to, employment-related statutory and/or common and/or civil law, or other laws or rules in the jurisdiction where you are providing services), or in breach of the terms of your employment or service agreement, if any. For clarity, in each case, such date will be determined regardless of (and will not be extended by) any notice period or severance period or period of “garden leave” or period of reasonable notice or period covered by compensation/indemnity/damages in lieu of reasonable notice, or any similar period to which you claim to be entitled, whether mandated under Applicable Laws (including, but not limited to, employment-related statutory law and/or common law and/or civil law), or claimed by you under the terms of your employment or service agreement (if any), or claimed by you on any other basis whatsoever. The Board or its delegate shall have exclusive discretion to determine when you cease to be an Employee or Consultant or are no longer actively employed for purposes your participation in the Plan (including whether you may still be considered to be providing services while on a leave of absence that is not required to be provided to you under Applicable Law). The following provisions apply only if you reside in Quebec: Language Consent. The parties acknowledge that it is their express wish that the Agreement as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

19. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention («Agreement»), ainsi que cette Annexe, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention. Data Privacy. This provision supplements Section 22 of the Agreement: You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, your employer and/or any other Affiliate to disclose and discuss such information with their advisors. You also authorize the Company, your employer and/or any other Affiliate to record such information and to keep such information in your employee file. Notifications Securities Law Information. You understand that you are permitted to sell shares of Common Stock acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided the sale of the shares acquired pursuant to the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares are listed, and the Company is not a reporting issuer in any jurisdiction of Canada at the time of sale. Foreign Asset/Account Reporting Information. Specified Foreign property, including Stock Units, shares of Common Stock acquired under the Plan and other rights to receive shares of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the specified foreign property exceeds C$100,000 at any time during the year. Thus, if the C$100,000 cost threshold is exceeded by other foreign specified property held by the individual, the award of Restricted Stock Units must be reported (generally at a nil cost). For purposes of such reporting, shares of Common Stock acquired under the Plan may be reported at their adjusted cost basis. The adjusted cost basis of a share is generally equal to the fair market value of such share at the time of acquisition; however, if you own other shares of Common Stock (e.g., acquired under other circumstances or at another time), the adjusted cost basis may have to be averaged with the adjusted cost bases of the other shares of Common Stock. You should consult with your personal tax advisor to determine your reporting requirements. DENMARK Terms and Conditions Danish Stock Option Act. By accepting this Award, you acknowledge that you received an Employer Statement, translated into Danish, which is being provided to comply with the Danish Stock Option Act. Notifications Foreign Asset/Account Reporting Information. If you establish an account holding shares or cash outside of Denmark, you must report the account to the Danish Tax Administration. The form which should be used to make the report can be obtained from a local bank.

20. SPECIAL NOTICE FOR EMPLOYEES IN DENMARK EMPLOYER STATEMENT Pursuant to Section 3(1) of the Act on Stock Options in employment relations, as amended January 1, 2019 (the “Stock Option Act”), you are entitled to receive the following information regarding the restricted stock units granted to you by Seagen Inc. (the “Company”) under the Seagen Inc. Amended and Restated 2007 Equity Incentive Plan (the “Plan”) in a written statement. This statement contains information applicable to your participation in the Plan, as required under the Stock Option Act, while the other terms and conditions of your restricted stock units (“Stock Units”) are described in detail in the Plan and the Stock Unit Award Agreement (the “Agreement”), both of which have been made available to you. Capitalized terms used but not defined herein shall have the same meanings given to them in the Plan or the Agreement, as applicable. Section 1 of the Stock Option Act provides that the Stock Option Act only applies to employees. Employees are defined in section 2 of the Stock Option Act as persons who receive remuneration for their personal services in an employment relationship. Persons, including managers, who are not regarded as employees under the Stock Option Act, will not be subject to the Stock Option Act. If you are not an employee within the meaning of the Stock Option Act, the Company therefore has no obligation to issue an employer information statement to you and you will not be able to rely on this statement for legal purposes, since only the terms and conditions set out in the Plan apply. 1. Date of grant The date of grant of your Stock Units is the date that the Board or its delegates approved a grant for you and determined it would be effective, which is set forth in the Agreement. 2. Terms or conditions for Stock Unit grant The grant of Stock Units under the Plan is made at the sole discretion of the Company. Employees, Directors and Consultants of the Company and its Affiliates, are eligible to receive grants under the Plan. The Board has broad discretion to determine who will receive Stock Units and to set the terms and conditions of the Stock Units. The Company may decide, in its sole discretion, not to make any grants of Stock Units to you in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future grants of Stock Units. 3. Vesting date or period The Stock Units will vest over a period of time (as set forth in the Agreement), subject to your continuous service through the applicable vesting date and other conditions set forth in the Plan and Agreement, and subject to Section 5 of this statement. 4. Exercise Price

21. No exercise price is payable upon the conversion of your Stock Units into shares of Common Stock in accordance with the vesting and settlement schedule described in the Agreement. 5. Your rights upon termination of employment Subject to the provisions below regarding accelerated vesting in certain circumstances, your eligibility to receive any vesting of this Award will cease upon your Termination of Employment and the Stock Units credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such Award or the shares of Common Stock to be issued in respect of such portion of the Award. In the event of your Termination of Employment as a result of your death or Disability, the vesting of your Award shall accelerate such that your Award shall become vested as to an additional twelve (12) months, effective as of the date of such Termination of Employment, to the extent that your Award is outstanding on such date. 6. Financial aspects of participating in the Plan The grant of Stock Units has no immediate financial consequences for you. The value of the Stock Units is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary. Shares of stock are financial instruments and investing in stock will always have financial risk. The future value of Company shares is unknown and cannot be predicted with certainty. Seagen Inc. 21823 - 30th Drive S.E. Bothell, Washington 98021 U.S.A.

22. SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK ARBEJDSGIVERERKLÆRING I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold som ændret 1. januar 2019 ("Aktieoptionsloven") er du berettiget til i en skriftlig erklæring at modtage følgende oplysninger om de betingede aktier, som du modtager fra Seagen Inc. (“Selskabet”) i henhold til Seagen Inc.'s "Amended and Restated 2007 Equity Incentive Plan" ("Ordningen"). Denne erklæring indeholder de oplysninger, der i henhold til Aktieoptionsloven gælder for din deltagelse i Ordningen, mens de øvrige vilkår og betingelser for de betingede aktier ("Betingede Aktier") er nærmere beskrevet i Ordningen og i Aktietildelingsaftalen ("Aftalen"), som begge er udleveret til dig. Begreber, der står med stort begyndelsesbogstav i denne arbejdsgivererklæring, men som ikke er defineret heri, har den i Ordningen eller Aftalen anførte betydning. I henhold til Aktieoptionslovens § 1 finder loven kun anvendelse for lønmodtagere. Lønmodtagere er defineret i Aktieoptionslovens § 2 som personer, der modtager vederlag for personligt arbejde i tjenesteforhold. Personer, herunder direktører, som ikke anses for at være lønmodtagere i Aktieoptionslovens forstand, er ikke omfattet af Aktieoptionsloven. Hvis du ikke er lønmodtager i Aktieoptionslovens forstand, er Selskabet derfor ikke forpligtet til at udstede en arbejdsgivererklæring til dig, og du vil ikke i juridisk henseende kunne henholde dig til denne arbejdsgivererklæring, da det alene er bestemmelserne i Ordningen, der er gældende. 1. Tildelingstidspunkt Tidspunktet for tildeling af de Betingede Aktier er den dag, hvor Bestyrelsen eller en repræsentant for Bestyrelsen godkendte tildelingen og besluttede, at den skulle træde i kraft. Tidspunktet fremgår af Aftalen. 2. Vilkår og betingelser for tildelingen af Betingede Aktier Tildelingen af Betingede Aktier i henhold til Ordningen sker efter Selskabets eget skøn. Tildeling kan i henhold til Ordningen ske til Medarbejdere, Bestyrelsesmedlemmer og Konsulenter i Selskabet og dets Tilknyttede Selskaber. Bestyrelsen har vide beføjelser til at bestemme, hvem der skal modtage Betingede Aktier og på hvilke vilkår. Selskabet kan frit vælge fremover ikke at tildele din nogen Betingede Aktier. I henhold til bestemmelserne i Ordningen og Aftalen har du ikke hverken ret til eller krav på fremover at få tildelt Betingede Aktier. 3. Modningsdato eller -periode De Betingede Aktier modnes over en periode (som anført i Aftalen), forudsat at du fortsat er ansat på modningsdatoen, og at de øvrige betingelser i Ordningen og i Aftalen er opfyldt, dog med forbehold for pkt. 5 nedenfor. 4. Udnyttelseskurs

23. Der skal ikke betales nogen udnyttelseskurs i forbindelse med konverteringen af de Betingede Aktier til Ordinære Aktier i overensstemmelse med den i Aftalen beskrevne modnings- og afregningsplan. 5. Din retsstilling i forbindelse med fratræden Med forbehold for bestemmelserne nedenfor vedrørende fremskyndet modning ophører modningen ved din Fratræden, og de Betingede Aktier på din Konto, som ikke er modnet på fratrædelsestidspunktet, bortfalder uden omkostninger for Selskabet, og du vil ikke længere have ret eller adkomst til Tildelingen eller de Ordinære Aktier, der udstedes i relation til denne del af Tildelingen. Såfremt du Fratræder, fordi du afgår ved døden eller bliver Uarbejdsdygtig, fremskyndes modningen af Tildelingen, således at Tildelingen modnes, som om du havde været ansat i en periode på yderligere tolv (12) måneder fra Fratrædelsesdatoen, såfremt Tildelingen endnu ikke er modnet på dette tidspunkt. 6. Økonomiske aspekter ved deltagelse i Ordningen Tildelingen af Betingede Aktier har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af de Betingede Aktier indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige lovpligtige, vederlagsafhængige ydelser. Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Den fremtidige værdi af Selskabets aktier kendes ikke og kan ikke forudsiges med sikkerhed. Seagen Inc. 21823 - 30th Drive S.E. Bothell, Washington 98021 U.S.A.

24. FINLAND There are no country-specific provisions. FRANCE Terms and Conditions Non-Qualified Award. The Stock Units are not granted as a “French-qualified” Award and are not intended to qualify for the special tax and social security treatment applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 and L. 22-10-60 of the French Commercial Code, as amended. Consent to Receive Information in English. By accepting this Award, you confirm having read and understood the Plan and the Agreement which were provided in the English language. You accept the terms of those documents accordingly. Consentement Relatif à la Langue Utilisée. En acceptant l’attribution, vous confirmez avoir lu et compris le Plan et ce Contrat, qui ont été communiqués en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause. Notifications Foreign Asset/Account Reporting Information. If you hold cash or shares of Common Stock outside of France or maintain a foreign bank or brokerage account (including accounts that were opened and closed during the tax year), you are required to report such assets and accounts to the French tax authorities on an annual basis on a specified form together with your income tax return. Failure to complete this reporting can trigger significant penalties. GERMANY Notifications Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of shares of Common Stock or the receipt of dividends, if any), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically and the form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank's website (www.bundesbank.de), in both German and English. You are responsible for making this report. Foreign Asset/Account Reporting Information. If your acquisition of shares of Common Stock acquired under the Plan leads to a so-called qualified participation at any point during the calendar year, you may need to report the acquisition when you file your tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Common Stock exceeds €150,000, or (ii) in the unlikely event that you hold shares of Common Stock exceeding 10% of the

25. Company’s share capital. However, if the shares of Common Stock are listed on a recognized U.S. stock exchange and you own less than 1% of the Company, this requirement will not apply to you. ITALY Terms and Conditions Plan Document Acknowledgment. In accepting this Award, you acknowledge that you have received a copy of the Plan and the Agreement and reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement. You further acknowledge that you have read and specifically and expressly approve the following sections of the Agreement: Section 11. Nature of Award; Section 12. Tax Obligations; Section 13. No Advice Regarding Grant; Section 21. Severability; Section 22. Data Privacy; Section 26. Language; Section 28. Governing Law/Venue; and Section 29. Imposition of Other Requirements. Undertaking to Provide Notice of Sale. In accepting this Award, you undertake to notify the Employer, in writing on a Notice of Sale substantially in the form as attached hereto as Exhibit A, within fifteen (15) days of any sale or disposal of Seagen Inc. shares acquired under the Plan which occurs within three (3) years of the date the shares were issued to you and which triggers, pursuant to art. 51, par. 2, letter g) of Presidential Decree no. 917/1986, the taxation as employment income at vesting (i.e., the fair market value of the shares on the date of vesting) previously exempted. Notifications Foreign Asset/Account Reporting Information. If you are an Italian resident and at any time during the fiscal year hold investments or financial assets outside of Italy (e.g., cash, shares of Common Stock) which may generate income taxable in Italy (or if you are the beneficial owner of such an investment or asset, even if you do not directly hold the investment or asset under Italian money laundering provisions), you are required to report such investments or assets on your annual tax return for such fiscal year (on UNICO Form, RW Schedule) or on a special form if you are not required to file a tax return. Foreign Financial Assets Tax. The fair market value of any shares of Common Stock held outside of Italy is subject to a foreign assets tax. Financial assets include shares of Common Stock acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year. You should consult with your personal tax advisor about the foreign financial assets tax. NETHERLANDS There are no country-specific provisions. NORWAY There are no country-specific provisions.

26. PORTUGAL Terms and Conditions Consent to Receive Information in English. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement. Conhecimento da Lingua. Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo Notifications Exchange Control Information. If you receive shares of Common Stock upon vesting and settlement of the Award, the acquisition of shares of Common Stock should be reported to the Banco de Portugal for statistical purposes. If shares of Common Stock are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on your behalf. If the shares of Common Stock are not deposited with a commercial bank or financial intermediary in Portugal, you are responsible for submitting the report to the Banco de Portugal. PUERTO RICO There are no country-specific provisions. SPAIN Terms and Conditions Labor Law Acknowledgment. The following provisions supplement Section 11 of the Agreement: By accepting this Award, you agree to participation in the Plan and acknowledge that you have received a copy of the Plan. You understand and agree that, except as otherwise provided in the Agreement, you will forfeit any Stock Units in the event of your Termination of Employment by reason of, but not limited to, resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente,” individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Service Recipient and under Article 10.3 of the Royal Decree 1382/1985. Furthermore, you understand that the Company has unilaterally, gratuitously and discretionally decided to grant Stock Units under the Plan to individuals who are employees of the Company or

27. its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliates on an ongoing basis except as set forth under the terms of the Plan and the Agreement. Consequently, you understand that any Award is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the Stock Units and shares of Common Stock is unknown and unpredictable and you may forfeit the Stock Units if your Termination of Employment occurs prior to vesting. In addition, you understand that this Award would not be made but for the assumptions and conditions referred to above; thus, you understand, acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then this Award shall be null and void. Notifications Exchange Control Information. The acquisition, ownership and sale of shares of Common Stock under the Plan must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Industry, Tourism and Commerce. Generally, the declaration must be made in January for shares of Common Stock owned as of December 31 of the prior year and/or shares of Common Stock acquired or disposed of during the prior year; however, if the value of shares of Common Stock acquired or disposed of or the amount of the sale proceeds exceeds €1,502,530 (or if you hold 10% or more of the share capital of the Company), the declaration must be filed within one month of the acquisition or disposition, as applicable. In addition, you may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including shares of Common Stock acquired under the Plan), and any transactions with non-Spanish residents (including any payments of shares of Common Stock made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year. Foreign Asset/Account Reporting Information. To the extent that you hold rights or assets (i.e., cash or shares of Common Stock held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of right or asset (e.g., shares of Common Stock, cash, etc.) as of December 31 each year, you are required to report information on such rights and assets on your tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. You should consult with your personal tax and legal advisors to ensure that you are properly complying with your reporting obligations. Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of this Award. The Agreement has not been nor will it be registered with the Comisión Nacional del

28. Mercado de Valores, and does not constitute a public offering prospectus. SWEDEN There are no country-specific provisions. SWITZERLAND Terms and Conditions Grant of the Award. The Award granted to a Swiss Participant is a voluntary gratuity (Gratifikation) as determined at the Company's sole discretion which the Participant has no entitlement to and which does not constitute an entitlement of the Participant for a grant of further Awards in the future. Language Acknowledgement. You confirm having read and understood the documents relating to the Plan, including the Agreement, including this Appendix and all terms and conditions included therein, which were provided in the English language only. You confirm having sufficient language capabilities to understand these terms and conditions in full. Du bestätigst, dass du den Plan sowie die dazugehörigen Dokumente, inklusive der Vereinbarung, mit all den darin enthaltenen Bedingungen und Voraussetzungen, welche in englischer Sprache verfasst sind, gelesen und verstanden hast. Du bestätigst dass Deine Sprachkenntnisse genügend sind, um die Bedingungen und Voraussetzungen zu verstehen. Notifications Securities Law Information. Neither the Agreement nor any other materials relating to the Award (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (iii) has been filed with approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority FINMA. UNITED KINGDOM Terms and Conditions Tax Obligations. The following provision supplements Section 12 of the Agreement: Without limitation to Section 12 of the Agreement, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or your employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and your employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.

29. Notwithstanding the foregoing, if you are a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), you acknowledge that you may not be able to indemnify the Company or your employer for the amount of any income tax not collected from or paid by you, as it may be considered a loan. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Item(s) occurs may constitute an additional benefit to you on which additional income tax and National Insurance contributions (“NICs”) may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or your employer (as appropriate) for the value of any employee NICs due on this additional benefit, which the Company or your employer may recover from you by any of the means referred to in the Plan or Section 12 of the Agreement. NIC Joint Election. As a condition of your participation in the Plan and the vesting and settlement of the Award or receipt of any benefit in connection with the Award, you agree to accept any liability for secondary Class 1 NICs that may be payable by the Company or your employer (or any successor to the Company or your employer) in connection with the Award and any event giving rise to Tax-Related Items (the “Employer’s Liability”). Without prejudice to the foregoing, you agree to enter into the following joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or elections. You further agree to enter into such other Joint Elections as may be required between you and any successor to the Company and/or your employer for the purpose of continuing the effectiveness of the Joint Election. You further agree that the Company and/or your employer may collect the Employer’s Liability from you by any of the means set forth in Section 12 of the Agreement. If you do not enter into the Joint Election prior to the vesting of the Award or any other event giving rise to Tax-Related Items, you will not be entitled to vest in the Award and receive shares of Common Stock (or receive any other benefit in connection with the Award) unless and until you enter into the Joint Election, and no shares of Common Stock or other benefit will be issued to you under the Plan, without any liability to the Company, your employer or any other service recipient.

30. EXHIBIT A SEAGEN INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN NOTICE OF SALE Italian Employees Only Note: If you sell or otherwise dispose of Seagen Inc. shares acquired upon vesting of restricted stock units which were not subject to income tax and social insurance under the exemption provided by art. 51, par. 2, lett. g) of Presidential Decree no. 917/1986 and such sale occurs within three (3) years from the date the shares were issued to you, you are required to provide this Notice of Sale to Seagen Italy S.r.l. (“Seagen Italy”) within 15 days of the date of such sale. In the event that you have acquired shares on more than one date, in order to identify the shares that are deemed sold and, thus, if the sale is occurred within three (3) years from the issuance date, you must follow the first-in-first-out principle. EMPLOYEE INFORMATION Name (last, first, middle) _________________________________ Employee ID Number Home Address Delivery Address: City, Postal Code, Country: Telephone: ___________________________ Email:

31. 1. I hereby notify Seagen Italy that on [month/day/year] I sold or otherwise disposed of ___________ [number] shares acquired upon the vesting of restricted stock units granted under the 2007 Equity Incentive Plan. Those restricted stock units vested on the following date(s): [month/day/year]. I understand that Italian law requires that any shares sold be identified under the first-in-first-out principle, i.e., in the event that I have acquired shares on more than one date, the shares identified above are the shares acquired earliest and not yet sold. These shares were not subject to income tax and social insurance contributions at the time of vest under an exemption pursuant to art. 51, par. 2, letter g of Presidential Decree no. 917/1986 up to €2,065 per calendar year. 2. I understand that if I am employed by Seagen Italy at the time I sell or dispose of shares reported on this notice, Seagen Italy will include the income attributable to said shares (i.e., the fair market value of the shares as determined under Italian law) that was previously exempted in my current year income for tax and social insurance withholding and reporting purposes. In the event that I am no longer employed by Seagen Italy, Seagen Italy may inform my new employer or the Istituto Nazionale Previdenza Sociale, as applicable, that I have sold shares resulting in taxable income. I am [check one]: □ employed at Seagen Italy, □ employed at [insert company name and address], □ not employed, but am receiving a government pension, or □ other [explain]. Signature: ______________________________________ Date: ______________________________________ Give original form to Payroll Department, Seagen Italy. Keep a copy for your records.